Exhibit 99.1
Forum Energy Technologies Announces
Second Quarter 2026 Results;
Raises Full Year 2026 Guidance
•Orders: $236 million, book-to-bill ratio of 104%
•Revenue: $226 million, up 8% sequentially
•Net income and earnings per share: $12 million and $1.05, up 176% and 169%
•Adjusted net income and adjusted earnings per share1: $14 million and $1.16, up 148% and 147%
•Adjusted EBITDA: $32 million, up 39% sequentially
•Shareholder returns: $8 million repurchased in first half 2026
HOUSTON, TEXAS, July 30, 2026 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2026 results and updates to third quarter and full year 2026 guidance.
Neal Lux, President and Chief Executive Officer, remarked, “At the beginning of the quarter, we guided a substantial increase in financial performance, and our team exceeded expectations. Sequentially, we grew market share 13%, increased revenue 8%, expanded gross and adjusted EBITDA margins 230 and 300 basis points, and improved adjusted net income 148%. Importantly, free cash flow enabled us to repurchase shares while reducing net leverage to 1.1 times. By executing our 'Beat the Market' strategy and delivering solid operational performance, we achieved a stellar quarter.
“With the strength of our first half performance, market share gains, and backlog, we are raising all guidance metrics for full year 2026. This expected growth puts us on the path to deliver our FET 2030 strategic vision.”

	Third Quarter 2026 Guidance		Full Year 2026 Guidance
	Range ($ millions)	YoY Change %	Range ($ millions)	Prior Change %	YoY Change %
Revenue	$225 to $245	20%	$870 to $910	6%	13%
Adjusted EBITDA	$31 to $37	48%	$115 to $125	17%	40%
Adjusted Net Income	$12 to $18	400%	$42 to $52	57%	571%
Free Cash Flow[2]	$15 to $25	(9)%	$57 to $77	3%	3%

1 See Tables 1-8 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.
2 For comparative purposes, free cash flow for the third quarter and full year 2025 excludes approximately $7 million and $15 million, respectively, of proceeds from sale-leaseback transactions.

Segment Results (unless otherwise noted, comparisons are second quarter 2026 versus first quarter 2026)
Drilling and Completions segment revenue was $139 million, a 10% increase due to higher demand for coiled tubing, wireline cables, and capital equipment, particularly iron roughnecks and radiators. Adjusted EBITDA of $16 million increased 29%, benefiting from cost management and improved plant utilization related to facility consolidation. Book-to-bill was 104% with strong Subsea product line orders for aftermarket upgrades to ROVs. Drilling and Completions provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $87 million, a 6% increase, due to higher demand for sand and flow control solutions, artificial lift products, and casing equipment. Partially offsetting the increase was delayed production equipment deliveries. Adjusted EBITDA of $22 million increased 30% from higher sales volumes and favorable product mix. Book-to-bill was 105% with strong Downhole product line orders. Artificial Lift and Downhole engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
Earnings Conference Call
FET will host its second quarter 2026 earnings conference call at 10:00 a.m. Central Time on Friday, July 31, 2026. The call will be webcast through the Investor Relations link on FET’s website at https://ir.f-e-t.com.
Participants may also join the call by registering at:
https://register-conf.media-server.com/register/BI77d80ed1ed354dd8bd90f7b88c154c16
A replay of the call will be available on the Investor Relations website after the completion of the call at approximately 5:00 p.m. Central Time.
FET is a global manufacturing company, serving the oil, natural gas, defense, and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Non-GAAP Financial Measures
The Company presents its financial results in accordance with GAAP. However, management believes that non-GAAP measures are useful tools for evaluating the Company's overall financial performance. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for those prepared in accordance with GAAP and should, therefore, be considered only as a supplement. Please see the attached schedules for reconciliations between GAAP and the non-GAAP financial measures used in this press release. The company is unable to provide a reconciliation of forward-looking adjusted net income and adjusted EBITDA to GAAP net income because items that impact GAAP net income, such as restructuring charges, transaction expenses, and foreign exchange losses (gains), cannot be reasonably predicted.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	June 30,		March 31,
(in thousands, except per share information)	2026	2025	2026
Revenue	$226,217	$199,764	$208,700
Cost of sales	154,865	140,408	147,709
Gross profit	71,352	59,356	60,991
Operating expenses
Selling, general and administrative expenses	50,260	51,185	50,008
Transaction expenses	125	184	148
Loss (gain) on disposal of assets and other	460	(6,696)	(170)
Total operating expenses	50,845	44,673	49,986
Operating income	20,507	14,683	11,005
Other expense (income)
Interest expense	4,272	4,706	4,141
Foreign exchange losses (gains) and other, net	226	(3,942)	(523)
Total other expense	4,498	764	3,618
Income before taxes	16,009	13,919	7,387
Income tax expense	3,602	6,219	2,895
Net income (1)	$12,407	$7,700	$4,492

Weighted average shares outstanding
Basic	11,290	12,350	11,214
Diluted	11,773	12,554	11,641

Earnings per share
Basic	$1.10	$0.62	$0.40
Diluted	$1.05	$0.61	$0.39

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Six months ended
	June 30,
(in thousands, except per share information)	2026	2025
Revenue	$434,917	$393,043
Cost of sales	302,574	275,326
Gross profit	132,343	117,717
Operating expenses
Selling, general and administrative expenses	100,268	100,568
Transaction expenses	273	235
Loss (gain) on disposal of assets and other	290	(6,573)
Total operating expenses	100,831	94,230
Operating income	31,512	23,487
Other expense (income)
Interest expense	8,413	9,689
Foreign exchange gains and other, net	(297)	(5,010)
Total other expense	8,116	4,679
Income before taxes	23,396	18,808
Income tax expense	6,497	9,986
Net income (1)	$16,899	$8,822

Weighted average shares outstanding
Basic	11,252	12,327
Diluted	11,707	12,542

Earnings per share
Basic	$1.50	$0.72
Diluted	$1.44	$0.70

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	June 30,	December 31,
(in thousands of dollars)	2026	2025
Assets
Current assets
Cash and cash equivalents	$33,716	$34,661
Accounts receivable—trade, net	173,963	142,396
Inventories, net	233,473	239,420
Other current assets	42,370	32,407
Total current assets	483,522	448,884
Property and equipment, net of accumulated depreciation	47,962	51,905
Operating lease assets	80,798	80,733
Goodwill and other intangible assets, net	144,605	158,304
Other long-term assets	13,823	12,629
Total assets	$770,710	$752,455
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1,273	$1,407
Other current liabilities	219,288	205,127
Total current liabilities	220,561	206,534
Long-term debt, net of current portion	142,435	134,521
Other long-term liabilities	117,932	120,257
Total liabilities	480,928	461,312
Total equity	289,782	291,143
Total liabilities and equity	$770,710	$752,455

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Six months ended June 30,
(in thousands of dollars)	2026	2025
Cash flows from operating activities
Net income	$16,899	$8,822
Depreciation and amortization	15,334	18,051
Inventory write-down	5,897	760
Gain on sale-leaseback transactions	—	(6,903)
Other noncash items and changes in working capital	(24,074)	4,369
Net cash provided by operating activities	14,056	25,099

Cash flows from investing activities
Capital expenditures for property and equipment	(3,189)	(3,061)
Proceeds from sale of property and equipment	159	57
Proceeds from sale-leaseback transactions	—	8,028
Net cash provided by (used in) investing activities	(3,030)	5,024

Cash flows from financing activities
Borrowings of debt	265,195	271,326
Repayments of debt	(258,266)	(300,092)
Repurchases of stock	(7,567)	(6,295)
Payment of withheld taxes on stock-based compensation plans	(9,274)	(1,321)
Deferred financing costs	(1,659)	(914)
Net cash used in financing activities	(11,571)	(37,296)

Effect of exchange rate changes on cash	(400)	1,479
Net decrease in cash and cash equivalents	$(945)	$(5,694)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025	March 31, 2026	June 30, 2026	June 30, 2025	March 31, 2026
Revenue
Drilling and Completions	$139,004	$117,237	$126,739	$139,004	$117,237	$126,739
Artificial Lift and Downhole	87,422	82,547	82,098	87,422	82,547	82,098
Eliminations	(209)	(20)	(137)	(209)	(20)	(137)
Total revenue	$226,217	$199,764	$208,700	$226,217	$199,764	$208,700

Operating income (loss)
Drilling and Completions	$13,715	$7,271	$8,909	$14,328	$8,408	$10,081
Operating Margin %	9.9%	6.2%	7.0%	10.3%	7.2%	8.0%
Artificial Lift and Downhole	16,350	10,391	11,584	16,449	10,533	11,593
Operating Margin %	18.7%	12.6%	14.1%	18.8%	12.8%	14.1%
Corporate	(8,973)	(9,491)	(9,510)	(9,246)	(9,299)	(9,055)
Total segment operating income	21,092	8,171	10,983	21,531	9,642	12,619
Other items not in segment operating income (1)	(585)	6,512	22	(423)	(18)	(64)
Total operating income	$20,507	$14,683	$11,005	$21,108	$9,624	$12,555
Operating Margin %	9.1%	7.4%	5.3%	9.3%	4.8%	6.0%

EBITDA (2)
Drilling and Completions	$14,933	$14,674	$12,170	$16,494	$11,412	$12,807
EBITDA Margin %	10.7%	12.5%	9.6%	11.9%	9.7%	10.1%
Artificial Lift and Downhole	20,823	22,626	15,943	21,659	16,687	16,619
EBITDA Margin %	23.8%	27.4%	19.4%	24.8%	20.2%	20.2%
Corporate	(7,943)	(9,600)	(8,783)	(6,423)	(7,578)	(6,540)
Total EBITDA	$27,813	$27,700	$19,330	$31,730	$20,521	$22,886
EBITDA Margin %	12.3%	13.9%	9.3%	14.0%	10.3%	11.0%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Six months ended		Six months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue
Drilling and Completions	$265,743	$232,806	$265,743	$232,806
Artificial Lift and Downhole	169,520	160,343	169,520	160,343
Eliminations	(346)	(106)	(346)	(106)
Total revenue	$434,917	$393,043	$434,917	$393,043

Operating income (loss)
Drilling and Completions	$22,624	$16,650	$24,409	$18,209
Operating Margin %	8.5%	7.2%	9.2%	7.8%
Artificial Lift and Downhole	27,934	17,688	28,042	17,991
Operating Margin %	16.5%	11.0%	16.5%	11.2%
Corporate	(18,483)	(17,189)	(18,301)	(16,869)
Total segment operating income	32,075	17,149	34,150	19,331
Other items not in segment operating income(1)	(563)	6,338	(487)	(141)
Total operating income	$31,512	$23,487	$33,663	$19,190
Operating Margin %	7.2%	6.0%	7.7%	4.9%

EBITDA (2)
Drilling and Completions	$27,103	$27,978	$29,301	$23,821
EBITDA Margin %	10.2%	12.0%	11.0%	10.2%
Artificial Lift and Downhole	36,766	35,351	38,278	30,179
EBITDA Margin %	21.7%	22.0%	22.6%	18.8%
Corporate	(16,726)	(16,781)	(12,963)	(13,421)
Total EBITDA	$47,143	$46,548	$54,616	$40,579
EBITDA Margin %	10.8%	11.8%	12.6%	10.3%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025	March 31, 2026
Orders
Drilling and Completions	$144,308	$177,792	$135,458
Artificial Lift and Downhole	91,631	85,338	85,710
Total orders	$235,939	$263,130	$221,168

Revenue
Drilling and Completions	$139,004	$117,237	$126,739
Artificial Lift and Downhole	87,422	82,547	82,098
Eliminations	(209)	(20)	(137)
Total revenue	$226,217	$199,764	$208,700

Book to bill ratio (1)
Drilling and Completions	1.04	1.52	1.07
Artificial Lift and Downhole	1.05	1.03	1.04
Total book to bill ratio	1.04	1.32	1.06

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2026			June 30, 2025			March 31, 2026
(in thousands, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$20,507	$27,813	$12,407	$14,683	$27,700	$7,700	$11,005	$19,330	$4,492
% of revenue	9.1%	12.3%	5.5%	7.4%	13.9%	3.9%	5.3%	9.3%	2.2%
Restructuring and other costs	865	865	865	1,663	1,663	1,663	1,488	1,488	1,488
Transaction expenses	125	125	125	184	184	184	148	148	148
Inventory and other assets impairment adjustments	(389)	(389)	(389)	(3)	(3)	(3)	(86)	(86)	(86)
Stock-based compensation expense	—	2,616	—	—	1,749	—	—	2,520	—
Gain on sale-leaseback transactions	—	—	—	(6,903)	(6,903)	(6,903)	—	—	—
Foreign exchange losses (gains) and other, net (2)	—	700	700	—	(3,869)	(3,869)	—	(514)	(514)
As adjusted (1)	$21,108	$31,730	$13,708	$9,624	$20,521	$(1,228)	$12,555	$22,886	$5,528
% of revenue	9.3%	14.0%	6.1%	4.8%	10.3%	N/A	6.0%	11.0%	2.6%

Diluted shares outstanding as reported			11,773			12,554			11,641
Diluted shares outstanding as adjusted			11,773			12,554			11,641

Diluted EPS - as reported			$1.05			$0.61			$0.39
Diluted EPS - as adjusted			$1.16			$(0.10)			$0.47

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Six months ended
	June 30, 2026			June 30, 2025
(in thousands, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$31,512	$47,143	$16,899	$23,487	$46,548	$8,822
% of revenue	7.2%	10.8%	3.9%	6.0%	11.8%	2.2%
Restructuring and other costs	2,353	2,353	2,353	2,459	2,459	2,459
Transaction expenses	273	273	273	235	235	235
Inventory and other assets impairment adjustments	(475)	(475)	(475)	(88)	(88)	(88)
Stock-based compensation expense	—	5,136	—	—	3,567	—
Gain on sale-leaseback transactions	—	—	—	(6,903)	(6,903)	(6,903)
Foreign exchange losses (gains) and other, net (2)	—	186	186	—	(5,239)	(5,239)
As adjusted (1)	$33,663	$54,616	$19,236	$19,190	$40,579	$(714)
% of revenue	7.7%	12.6%	4.4%	4.9%	10.3%	N/A

Diluted shares outstanding as reported			11,707			12,542
Diluted shares outstanding as adjusted			11,707			12,542

Diluted EPS - as reported			$1.44			$0.70
Diluted EPS - as adjusted			$1.64			$(0.06)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) they assist with assessing and understanding operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025	March 31, 2026
EBITDA reconciliation (1)
Net income	$12,407	$7,700	$4,492
Interest expense	4,272	4,706	4,141
Depreciation and amortization	7,532	9,075	7,802
Income tax expense	3,602	6,219	2,895
EBITDA	$27,813	$27,700	$19,330

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Six months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025
EBITDA reconciliation (1)
Net income	$16,899	$8,822
Interest expense	8,413	9,689
Depreciation and amortization	15,334	18,051
Income tax expense	6,497	9,986
EBITDA	$47,143	$46,548

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025	March 31, 2026
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$12,429	$15,773	$1,627
Capital expenditures for property and equipment	(2,933)	(951)	(256)
Proceeds from sale of property and equipment	156	43	3
Proceeds from sale-leaseback transactions	—	8,028	—
Free cash flow, before acquisitions	$9,652	$22,893	$1,374

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 6 - Adjusting items

	Six months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$14,056	$25,099
Capital expenditures for property and equipment	(3,189)	(3,061)
Proceeds from sale of property and equipment	159	57
Proceeds from sale-leaseback transactions	—	8,028
Free cash flow, before acquisitions	$11,026	$30,123

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Table 7 - Net Leverage Ratio (1)
(Unaudited)

(in thousands of dollars)	June 30, 2026	March 31, 2026	December 31, 2025
2029 Bonds	$100,000	$100,000	$100,000
Credit Facility	45,030	55,053	37,282
Other debt	3,475	3,751	4,008
Long-term debt, principal amount	148,505	158,804	141,290
Less: Cash and cash equivalents	33,716	37,488	34,661
Net debt	114,789	121,316	106,629

Trailing Twelve Months Adjusted EBITDA	100,440	89,230	86,403
Net leverage ratio	1.1	1.4	1.2

(1) The Company believes net leverage ratio is an important measure because it represents the Company's ability to meet its financial obligations.

Forum Energy Technologies, Inc.
Table 8 - Revenue Per Rig
(Unaudited)

	Three months ended			Six months ended
(in thousands of dollars)	June 30, 2026	June 30, 2025	March 31, 2026	June 30, 2026	June 30, 2025
Revenue	$226,217	$199,764	$208,700	$434,917	$393,043
Average global rig count (1)	1,759	1,777	1,832	1,796	1,839
Revenue per rig	$129	$112	$114	$242	$214

(1) The table above shows the average number of active drilling rigs operating based on the weekly rig count information published by Baker Hughes Company. In the third quarter of 2025, Baker Hughes implemented a revised methodology for counting rigs, primarily affecting data pertaining to Saudi Arabia. Baker Hughes only adjusted data back January 2024.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in thousands of dollars)	June 30, 2026		June 30, 2025		March 31, 2026
Revenue	$	%	$	%	$	%
Drilling	$35,535	15.7%	$32,846	16.5%	$32,730	15.7%
Subsea	33,516	14.8%	22,389	11.2%	35,495	17.0%
Stimulation and Intervention	38,181	16.9%	32,856	16.4%	33,047	15.8%
Coiled Tubing	31,772	14.0%	29,146	14.6%	25,467	12.2%
Drilling and Completions	139,004	61.4%	117,237	58.7%	126,739	60.7%

Downhole	61,040	27.0%	51,284	25.7%	50,559	24.2%
Production Equipment	13,444	5.9%	20,662	10.3%	18,750	9.0%
Valve Solutions	12,938	5.7%	10,601	5.3%	12,789	6.1%
Artificial Lift and Downhole	87,422	38.6%	82,547	41.3%	82,098	39.3%
Eliminations	(209)	—%	(20)	—%	(137)	—%

Total revenue	$226,217	100.0%	$199,764	100.0%	$208,700	100.0%